UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2026

FS BANCORP, INC.
(Exact name of registrant as specified in its charter)

Washington	001-35589	45-4585178
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6920 220th Street SW Mountlake Terrace, Washington	98043
(Address of principal executive offices)	(Zip Code)

(425) 771-5299

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	FSBW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A, Amendment No. 1 (the “Amendment”) amends the Current Report on Form 8-K filed by FS Bancorp, Inc. (the “Company”) on January 21, 2026 (the “Original Form 8-K”). In the Original Form 8-K the Company reported that its Board of Directors declared a regular quarterly cash dividend to shareholders of record as of the close of business on February 5, 2026. The sole purpose of this Amendment is to correct the record date which was previously reported as February 5, 2026 to the correct record date of February 6, 2026. No other changes have been made to the Original Form 8-K. In addition, the press release the Company issued on January 21, 2026, and included as Exhibit 99.1 to the Original Form 8-K contained the correct record date of February 6, 2026 so no change is being made to that document.

Item 8.01 Other Events

As previously reported in the Original Form 8-K, filed on January 21, 2026 with the Securities and Exchange Commission (“SEC”), the Company announced that its Board of Directors declared a regular quarterly cash dividend on its common stock that is payable on February 19, 2026, to shareholders of record as of the close of business on February 5, 2026. This Amendment corrects the record date from February 5, 2026 to February 6, 2026.  As corrected, the dividend is payable on February 19, 2026, to shareholders of record as of the close of business on February 6, 2026.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 28, 2026	FS BANCORP, INC.

/s/Phillip D. Whittington
Phillip D. Whittington
Chief Financial Officer